EXHIBIT 10.3


August 28, 2000

TO:  UPM-KYMMENE CORPORATION
     Etelaesplanadi 2
     FIN - 00101
     Helsinki, Finland

Ladies and Gentlemen:


Re:  Acquisition of Repap Enterprises Inc.

In consideration of UPM-Kymmene Corporation ("UPM-Kymmene") entering into an acquisition agreement dated the date hereof with, and agreeing to cause its wholly-owned subsidiary to participate in an amalgamation with, Repap Enterprises Inc. ("Repap") (the "Transaction"), this letter agreement (the "Agreement") sets out the terms on which The Third Avenue Trust, for the Third Avenue Value Fund Series and the Third Avenue Small Cap Value Fund Series (the "Shareholder") undertakes to take certain actions and do certain things in respect of the Transaction.

The terms of the Transaction are summarized in the acquisition agreement dated the date hereof between UPM-Kymmene and Repap (the "Acquisition Agreement"), and terms used herein and not otherwise defined shall have the meanings set forth in the Acquisition Agreement. A copy of the Acquisition Agreement is attached hereto as Schedule 1.

1.   Representations and Warranties of the Shareholder and UPM-Kymmene

1.1 The Shareholder hereby represents and warrants to you (and acknowledges that you are relying upon such representations and warranties):

     (a) that the common shares in the capital of Repap set forth on Schedule 2 to this Agreement (the "Shares") include all common shares held of record, beneficially owned by, or for which voting or dispositive power is granted to the Shareholder or to any trust or associate thereof for the benefit of the Shareholder. The Shareholder has sole voting power, and, unless otherwise stated, has exclusive right of disposition and sole power to agree to all of the matters set forth in this Agreement. The Shareholder or other owners of such Shares has good and marketable title to its Shares, free and clear of any and all liens, pledges, mortgages, charges, restrictions, security interests, adverse claims and demands or rights of others of any nature or kind whatsoever ("Encumbrances"), except as otherwise noted on Schedule 2 (which Encumbrances will be fully and completely discharged as of the Effective Date). Other than the Shares, no common shares or securities of Repap convertible into common shares are beneficially owned or controlled, directly or indirectly, by the Shareholder;

     (b) the Shareholder has the legal capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Shareholder, and, assuming the due authorization, execution and delivery by UPM-Kymmene, this Agreement constitutes the legal, valid and binding obligation of the Shareholder, enforceable against it in accordance with its terms, subject to laws of general application and bankruptcy, insolvency and other similar laws affecting creditors' rights generally and general principles of equity;

     (c) neither the execution and delivery of this Agreement by the Shareholder, the consummation by the Shareholder of the transactions contemplated hereby nor the compliance by the Shareholder with any of the provisions hereof shall: (i) result in any breach of, or constitute a default (or an event which with notice or lapse of time or both would become a default) (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, contract, license, agreement, lease, permit or other instrument or obligation to which the Shareholder is a party or by which the Shareholder or any of its properties or assets (including its Shares) may be bound, (ii) require on the part of the Shareholder any filing with (other than pursuant to the requirements of applicable securities legislation (which filings the Shareholder will undertake)) or permit, authorization, consent or approval of, any Governmental Entity, or (iii) subject to compliance with any orders or laws contemplated by the Acquisition Agreement, violate any order, writ, injunction, decree, judgment, or Laws applicable to the Shareholder or any of its properties or assets, excluding from the foregoing such violations, breaches, defaults or failures to make any filing or to obtain any permit, authorization, consent or approval which would not, individually or in the aggregate, impair the ability of the Shareholder to consummate the transactions contemplated hereby;

     (d) that there is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any Governmental Entity, or, to the knowledge of the Shareholder, threatened against the Shareholder or any of its properties that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the Shareholder's ability to consummate the transactions contemplated by this Agreement. There is no judgment, decree or order against the Shareholder that could prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a material adverse effect on the Shareholder's ability to consummate the transactions contemplated by this Agreement; and

     (e) the Shareholder has not previously granted or agreed to grant any proxy or other right to vote in respect of its Shares or entered into any voting trust, nor pooling or other agreement with respect to the right to vote, to call meetings of shareholders or to give consents or approvals of any kind as to its Shares except those which are no longer of any force or effect.

1.2  UPM-Kymmene   hereby  represents  and  warrants  to  the  Shareholder  (and acknowledges that the Shareholder is relying upon such representations and warranties):

     (a) that UPM-Kymmene is a company duly incorporated and validly existing under the laws of Finland; and

     (b) that UPM-Kymmene has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, and that this Agreement constitutes the valid and binding obligation of UPM-Kymmene. This Agreement has been duly executed and delivered by UPM-Kymmene and, assuming the due execution and delivery by the Shareholder, is enforceable against it in accordance with its terms, subject to laws of general application and bankruptcy, insolvency and other similar laws affecting creditors' rights generally and general principles of equity.

2.   Voting Rights

2.1 The Shareholder hereby represents and warrants to you and covenants with you that, between the date of this Agreement and the earlier of: (a) the date of termination of the Acquisition Agreement in accordance with its terms, (b) the date of termination of this Agreement in accordance with its terms; and (c) the Effective Date of the Transaction (such earlier date being the "Expiry Date"), the Shareholder shall not: (i) sell, transfer, gift, assign, pledge, hypothecate, encumber or otherwise dispose of any of its Shares or enter into any agreement, arrangement or understanding in connection therewith, without having first obtained the prior written consent of UPM-Kymmene, or (ii) except as contemplated herein, grant any proxies or powers of attorney, deposit its Shares into a voting trust or enter into a voting agreement, understanding or arrangement with respect to such Shares, without having first obtained the prior written consent of UPM-Kymmene.

2.2 The Shareholder agrees that, until the Expiry Date, it shall not, directly or indirectly, negotiate with, solicit, initiate or encourage submission of proposals or offers from, or provide information to, any other person, entity or group relating to an Acquisition Proposal or any Shares.

2.3  The Shareholder hereby irrevocably undertakes, until the Expiry Date:

     (a) to vote (or cause to be voted) all the Shares at any meeting of the shareholders of Repap, and in any action by written consent of the shareholders of Repap: (i) in favour of the approval, consent, ratification and adoption of the Transaction (and any actions required in furtherance thereof); and (ii) against any action that would impede, interfere or discourage the Transaction (including for greater certainty in favour of any Superior Proposal) and against any action that would result in any breach of any representation, warranty or covenant of Repap in the Acquisition Agreement. Upon the written request or direction of UPM-Kymmene, the Shareholder shall execute a form of proxy (effective only until the Expiry Date) in respect of any such resolution appointing such person or persons as UPM-Kymmene may request or direct as proxy for such Shareholder, with full power of substitution, to attend, vote and otherwise act for and on behalf of the Shareholder in respect of all Shares and in respect of all such matters which may come before a meeting of the shareholders of Repap relating to the Transaction (other than any change in the terms of the Transaction which would decrease the value of the consideration to be received by the Shareholder) including any action that would impede, interfere or discourage the Transaction and the Shareholder shall not be responsible for the voting under such proxy; and

     (b) not to, without the prior written consent of UPM-Kymmene, requisition or join in the requisition of any meeting of the shareholders of Repap for the purpose of considering any resolution with respect to any of the matters referred to in subsection 2.3(a).

3.   Superior Proposal

3.1 In the event that a Superior Proposal is made, announced or otherwise disclosed to Repap's shareholders on or prior to the Expiry Date, and either:

     (a) the Match Period (as defined in Section 4.6(1) of the Acquisition Agreement) has expired without UPM-Kymmene having offered to amend the terms of the Acquisition Agreement as contemplated by Section 4.6(2) of the Acquisition Agreement; or

     (b) the Match Period has expired, and the Board of Directors of Repap has rejected an offer to amend the terms of the Acquisition Agreement made by UPM-Kymmene in accordance with the provisions of Section 4.6(2) of the Acquisition Agreement;

     the Shareholder shall have the right to terminate this Agreement upon notice to UPM-Kymmene.

4.   Covenants

4.1  The Shareholder agrees:

     (a) to details of this Agreement being set out in any information circular produced by, or any filing to be made with the OSC or the SEC by, Repap and/or UPM-Kymmene in connection with the Transaction;

     (b) to this Agreement being filed as an exhibit to any document filed with the OSC or the SEC or otherwise being available for inspection to the extent required by Law; and

     (c) that an award of monetary damages would not be an adequate remedy for any loss incurred by reason of any breach of this Agreement and that, in the event of any breach or threatened breach of this Agreement by the Shareholder, UPM-Kymmene will be entitled to equitable relief, including injunctive relief and specific performance. Such remedies will not be the exclusive remedies for any breach or threatened breach of this Agreement by the Shareholder but will be in addition to all other remedies available at law or in equity to UPM-Kymmene.

4.2  UPM-Kymmene  agrees not to amend the definition of the term "Outside Date", section 2.4, subsection 6.3(1), subsection 6.3(2), clause 6.3(3)(d) or subsection 6.3(4) of the Acquisition Agreement without the prior written consent of the Shareholder, which consent shall not be unreasonably withheld.

4.3 The Shareholder agrees, until the Expiry Date, not to exercise any rights of dissent.

5.   Miscellaneous

5.1 The headings in this Agreement are for reference only and shall not affect the meaning or interpretation of this Agreement.

5.2 This Agreement (including the Schedules attached hereto) constitutes the entire agreement and supersedes all prior agreements and understandings, both oral and written, among the parties with respect to the subject matter hereof.

5.3 Any provision in this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Shareholder and UPM-Kymmene or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise.

5.4 Any date, time or period referred to in this Agreement shall be of the essence except to the extent to which UPM-Kymmene and the Shareholder agree in writing to vary any date, time or period, in which event the varied date, time or period shall be of the essence.

5.5  Each of  UPM-Kymmene  and  the  Shareholder  shall  bear  its own  expenses
     incurred  in  connection   with  this   Agreement   and  the   transactions
     contemplated hereby.

5.6 All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy, or facsimile, or by a nationally recognized courier service to the respective parties at their addresses as specified in Schedule 3 hereto.

5.7 If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

5.8 The provisions of this Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns, provided that no party may assign, delegate or otherwise transfer any of its rights, interests or obligations under this Agreement without the prior written consent of the other party hereto, except that UPM-Kymmene may assign, delegate or otherwise transfer any of its rights, interests or obligations under this Agreement to a wholly-owned subsidiary, without reducing its own obligations hereunder, without the consent of the Shareholder.

5.9 This Agreement is governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein. The Shareholder hereby irrevocably attorns to the jurisdiction of the Courts of the Province of Ontario and irrevocably agrees that the Courts of the Province of Ontario are to have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and that, accordingly, any suit, action or proceeding ("Proceedings") arising out of or in connection with this Agreement may be brought in such Courts. The Shareholder hereby waives any objection which it may have now or hereafter to the venue of any Proceedings in the Courts of the Province of Ontario and any claim that any Proceedings have been brought in an inconvenient forum and further irrevocably agrees that a judgment in any Proceedings brought in the Courts of the Province of Ontario shall be conclusive and binding upon the Shareholder and may be enforced in the courts of any other jurisdiction.

5.10 This   Agreement   may  be  executed  by  facsimile  and  in  one  or  more
     counterparts, all of which shall be considered one and the same agreement.

This Agreement has been agreed and accepted this 28th day of August, 2000.


                                        THE THIRD AVENUE TRUST, for the
                                        Third Avenue Value Fund Series and The
                                        Third Avenue Small Cap Value Fund Series

                                        By:  /s/ Martin J. Whitman
                                           -------------------------------------
                                           Name:  Martin J. Whitman
                                           Title: Chairman

                                        UPM-KYMMENE CORPORATION
                                        By:  /s/ Juha Niemela
                                           -------------------------------------
                                           Name:  Juha Niemela
                                           Title: President and CEO
                                                  UPM-Kymmene Corporation

                                   Schedule 1

                              ACQUISITION AGREEMENT

Please see the attached.

                                   Schedule 2



--------------------------------------------------------------------------------
            Shareholder                            Number of Shares
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
The Third Avenue Value Fund Series                    110,174,479
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
The Third  Avenue Small Cap Value Fund Series          12,253,700
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
TOTAL                                                 122,428,179
--------------------------------------------------------------------------------

                                   Schedule 3


Address

UPM-Kymmene Corporation
Etelaesplanadi 2
FIN - 00101
Helsinki, Finland
Attention:       Reko Aalto-Setala
Telecopier No.:  (358) 204 15 0304

with a copy to:

Osler, Hoskin & Harcourt LLP
100 King Street West, Suite 6100
First Canadian Place
Toronto, Ontario  M5X 1B8
Attention:       Dale R. Ponder
Telecopier No.:  (416) 862-6666

White & Case LLP
1155 Avenue of the Americas
New York, New York
10036-2787
Attention:       Timothy B. Goodell
Telecopier No.:  (212) 354-8113

The Third Avenue Trust, for the
Third Avenue Value Fund Series and the
Third Avenue Small Cap Value Fund Series
767 Third Avenue
New York, NY   10017
Attention:       Marty Whitman
Telecopier No.:  (212) 888-6704